Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 968-9300 (301) 968-9301 Fax www.AGNC.com

FOR IMMEDIATE RELEASE

October 29, 2008

CONTACT:

John Erickson, Chief Financial Officer

Tom McHale, Senior Vice President, Finance, American Capital

Justin Cressall, Vice President, Equity Capital Markets, American Capital

AGNC REPORTS $1.26 EARNINGS PER SHARE

Bethesda, MD – October 29, 2008 – American Capital Agency Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today reported net income for the third quarter of 2008 of $18.9 million, or $1.26 per diluted share.

THIRD QUARTER 2008 HIGHLIGHTS

•	Declared dividend of $1.00 per share

•	Net income of $18.9 million, or $1.26 per diluted share

•	28.3% annualized return on equity during the quarter ended September 30, 2008

•	Net interest rate spread of 3.05% between the yield on assets and cost of debt during the quarter

•	Agency securities portfolio totaled $1.6 billion as of September 30, 2008

•	$1.4 billion outstanding under repurchase agreements as of September 30, 2008

•	5.4x leverage as of September 30, 2008

•	$17.85 book value per share as of September 30, 2008

“Despite the turmoil experienced in the financial markets during the third quarter of 2008, AGNC was able to navigate the market and deliver strong results to our shareholders,” commented Malon Wilkus, Chairman, President and CEO. “Our relative value approach to investing in agency securities and prudent management of our balance sheet has allowed us to produce excellent results for our shareholders while reducing our overall leverage.”

“Given the turmoil within the financial system in the third quarter of 2008, AGNC felt it was prudent to proactively manage our balance sheet through opportunistic sales of agency securities, which lowered our leverage ratio to 5.4 times,” said Russ Jeffrey, Chief Investment Officer. “Market volatility created the opportunity for AGNC to develop and execute an option strategy, which was accretive to both ROE and earnings per share while allowing us to further reduce our risk profile. Overall, we remain optimistic about our ability to navigate these markets while delivering an appropriate risk-adjusted return for our shareholders.”

Washington, D.C.

American Capital Agency Corp.

October 29, 2008

THIRD QUARTER 2008 DIVIDEND DECLARATION

On September 19, 2008, the Board of Directors of the Company declared a third quarter 2008 dividend of $1.00 per share to record holders as of September 29, 2008, which was paid on October 10, 2008.

INVESTMENT PORTFOLIO

As of September 30, 2008, the Company’s investment portfolio totaled $1.6 billion of fixed rate agency securities. At such time, Government National Mortgage Association (“Ginnie Mae”) securities comprised 37% of the investment portfolio at fair value, while Federal National Mortgage Association (“Fannie Mae”) securities comprised 48% and Federal Home Loan Mortgage Corporation (“Freddie Mac”) securities comprised 15%.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD

During the quarter, the annualized yield on average earning assets was 5.50% and the annualized cost of funds was 2.45%, which resulted in a net interest rate spread of 3.05%. As of September 30, 2008, the weighted average yield on earning assets was 5.52% and the cost of funds was 2.77%, which resulted in a net interest rate spread of 2.75%.

CONSTANT PREPAYMENT RATE (“CPR”)

The Company’s expected CPR for the remaining life of its investments as of September 30, 2008 was 16%. The weighted average cost basis of the investment portfolio was 102.4% as of September 30, 2008. The amortization of premiums (net of any accretion of discounts) on the investment portfolio during the quarter was $2.3 million. The unamortized net premium as of September 30, 2008 was $38.1 million.

LEVERAGE AND HEDGING ACTIVITIES

As of September 30, 2008, the Company’s $1.6 billion investment portfolio was financed with $1.4 billion of repurchase agreements and $0.3 billion of equity capital, resulting in a leverage ratio of 5.4x. Of the $1.4 billion borrowed under repurchase agreements, $1.3 billion had original maturities of 30 days or less and the remaining $0.1 billion had original maturities of 31 to 89 days. The Company has repurchase agreements with 15 counterparties, with no more than 10% of our equity at risk with a single counterparty as of September 30, 2008. The Company’s swap positions as of September 30, 2008 totaled $0.7 billion in notional amount at an average fixed pay rate of 3.60% and a weighted average maturity of 27 months. The Company’s swap positions are forward starting with the cash flow economics commencing in the fourth quarter of 2008. As of September 30, 2008, the Company’s book value per common share was $17.85, or $0.40 higher than the June 30, 2008 book value per common share of $17.45.

RISK MANAGEMENT

In an effort to prudently manage its balance sheet and risk profile, AGNC sold approximately $0.7 billion of agency securities during the quarter realizing a net loss on the sale of these assets of $0.3 million, or 3 basis points below its cost basis. The opportunistic asset sales allowed AGNC to reduce its leverage from 8.3x as of June 30, 2008 to 5.4x as of September 30, 2008.

Additionally, the Company developed and executed an option strategy during the quarter in reaction to the volatility in the financial markets. During the quarter, the Company recognized $4.5 million, or $0.30 per share, of other income related to this strategy.

Washington, D.C.

American Capital Agency Corp.

October 29, 2008

Financial highlights for the quarter are as follows:

AMERICAN CAPITAL AGENCY CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2008	June 30, 2008
Assets:
Investment portfolio, at fair value ($1,500,598 and $2,311,563 pledged under repurchase and derivative agreements, respectively)	$1,624,060	$2,401,917
Cash and cash equivalents	17,031	7,842
Restricted cash	18,914	15,859
Derivative assets, at fair value	2,935	1,259
Interest receivable	8,375	12,059
Receivable for agency securities sold	53,531	—
Other assets	613	831

Total assets	$1,725,459	$2,439,767

Liabilities:
Repurchase arrangements	$1,434,363	$2,166,616
Accrued interest payable	1,875	2,612
Derivative liabilities, at fair value	5,114	1,584
Dividend payable	15,005	4,651
Due to Manager	482	925
Accounts payable and other liabilities	758	1,497

Total liabilities	1,457,597	2,177,885

Stockholders' equity:
Common stock, $0.01 par value; 150,000 shares authorized, 15,005 shares issued and outstanding, respectively	150	150
Additional paid-in capital	285,910	285,903
Retained earnings	4,744	848
Accumulated other comprehensive loss	(22,942)	(25,019)

Total stockholders' equity	267,862	261,882

Total liabilities and stockholders' equity	$1,725,459	$2,439,767

Washington, D.C.

American Capital Agency Corp.

October 29, 2008

AMERICAN CAPITAL AGENCY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,	For the period from May 20, 2008 (date operations commenced) through June 30,	For the period from May 20, 2008 (date operations commenced) through September 30,
	2008	2008	2008
Interest income:
Interest income	$28,071	$9,924	$37,995
Interest expense	11,009	3,597	14,606

Net interest income	17,062	6,327	23,389

Other income:
(Loss) gain from sale of agency securities	(162)	231	69
Gain from derivative instruments	4,340	217	4,557

Total other income	4,178	448	4,626
Expenses:
Management fees	915	402	1,317
General and administrative expenses	1,424	874	2,298

Total expenses	2,339	1,276	3,615

Net income	$18,901	$5,499	$24,400

Net income per common share—basic and diluted	$1.26	$0.37	$1.63

Weighted average number of common shares outstanding—basic and diluted	15,000	15,000	15,000

Dividends declared per common share	$1.00	$0.31	$1.31

Washington, D.C.

American Capital Agency Corp.

October 29, 2008

AMERICAN CAPITAL AGENCY CORP.

KEY PORTFOLIO CHARACTERISTICS

(in thousands, except per share data)

(unaudited)

	Three Months ended September 30,	For the period from May 20, 2008 (date operations commenced) through June 30,	For the period from May 20, 2008 (date operations commenced) through September 30,
	2008	2008	2008
Average agency securities	$2,028,771	$1,579,421	$1,888,135
Average total assets	$2,073,893	$1,643,480	$1,938,623
Average repurchase agreements	$1,795,218	$1,331,825	$1,649,826
Average equity	$264,985	$273,966	$267,800

Average asset yield (1)	5.50%	5.50%	5.50%
Average cost of funds (2)	2.45%	2.35%	2.41%
Net interest rate spread (3)	3.05%	3.15%	3.09%
Net return on average equity (4)	28.3%	17.4%	24.8%

Leverage (average during the period) (5)	6.8:1	4.9:1	6.2:1
Leverage (at period end) (6)	5.4:1	8.3:1	5.4:1

Expenses % of average assets (7)	0.45%	0.67%	0.51%
Expenses % of average equity (8)	3.50%	4.05%	3.68%

Book value per common share at period end (9)	$17.85	$17.45	$17.85

*	Average numbers for each period are weighted based on days on the Company’s books and records. All percentages are annualized.
(1)	Weighted average asset yield for the period was calculated by dividing our average interest income on agency securities less average amortization of premiums by our average agency securities.
(2)	Weighted average cost of funds for the period was calculated by dividing our total interest expense by our weighted average repurchase agreements.
(3)	Net interest rate spread for the period was calculated by subtracting our weighted average cost of funds from our weighted average asset yield.
(4)	Net return on average equity for the period was calculated by dividing our net income by our average shareholders’ equity.
(5)	Leverage during the period was calculated by dividing our average repurchase agreements outstanding by our average shareholders’ equity.
(6)	Leverage at period end was calculated by dividing the amount outstanding under our repurchase agreements by our total shareholders’ equity at period end.
(7)	Expenses as a % of average assets was calculated by dividing our total expenses by our average total assets.
(8)	Expenses as a % of average equity was calculated by dividing our total expenses by our average shareholders’ equity.
(9)	Book value per common share was calculated by dividing our total shareholders’ equity by our number of common shares outstanding.

Washington, D.C.

American Capital Agency Corp.

October 29, 2008

SHAREHOLDER CALL

AGNC invites shareholders, prospective shareholders and analysts to attend its Shareholder Call on Thursday, October 30, 2008 at 11:00 am ET. The dial in number will be (800) 398-9386. International callers should dial +1 (612) 332-0430. Please advise the operator you are dialing in for the AGNC Shareholder Call.

Shareholder presentations, webcasts and audio recordings can be found in the Investor Relations section of our website at www.agnc.com.

BEFORE THE CALL:

REVIEW THE SLIDE PRESENTATION IN ADVANCE OF THE SHAREHOLDER CALL

The quarterly shareholder presentation includes a slide presentation to accompany the call that participants may download and print prior to the call. You may wish to take the time to review the slides in advance of the Shareholder Call.

DURING THE CALL:

VIEW STREAMING SLIDE PRESENTATION DURING THE SHAREHOLDER CALL

During the Shareholder Call you may watch and listen to the webcast or listen to the Shareholder Call by phone and step through the slides at your own pace.

AFTER THE CALL:

LISTEN AND VIEW AUDIO SLIDE PRESENTATION AFTER THE CALL

The audio of the Shareholder Call combined with the slide presentation will be made available on our website www.agnc.com after the call on October 30, 2008.

AUDIO ONLY PRESENTATION AVAILABLE AFTER THE SHAREHOLDER CALL:

There will be a phone recording available from 2:00 pm ET Thursday, October 30, 2008 until 11:59 pm ET Friday, November 14, 2008. If you are interested in hearing the recording of the presentation, please dial (800) 475-6701. International callers may dial +1 (320) 365-3844. The access code for both domestic and international callers is 962744.

For further information or questions, please do not hesitate to call our Investor Relations Department at (301) 968-9300 or send an e-mail to IR@AGNC.com.

ABOUT AGNC

AGNC is a REIT formed in 2008 to invest exclusively in agency pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity. The Company is externally managed and advised by an affiliate of American Capital, Ltd. For further information, please refer to www.agnc.com.

ABOUT AMERICAN CAPITAL

American Capital (Nasdaq: ACAS), with $20 billion in capital resources under management1, is the only private equity fund and the largest alternative asset management company in the S&P 500. American Capital, both directly and through its global asset management business, originates, underwrites and manages investments in private equity, leveraged finance, real estate and structured products. American Capital was founded in 1986 and currently has 13 offices in the U.S., Europe and Asia. For further information, please refer to www.acas.com.

1 As of June 30, 2008

Washington, D.C.

American Capital Agency Corp.

October 29, 2008

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various factors and uncertainties in predicting future results and conditions. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Persons considering an investment in the Company should consider the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, as well as the investment objectives, charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s Registration Statement on Form S-11, as amended, filed with the Securities and Exchange Commission (“SEC”) on May 14, 2008 and in subsequent periodic reports filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement for any reason, except as otherwise required by law.

Washington, D.C.